Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

International Stem Cell Corporation

Carlsbad, California

We hereby consent to the use in this Amendment No. 4 to Registration Statement No. 333-184493 on Form S-1 of our report dated March 24, 2011 (except for notes 1, 2 and 10, as to which the date is June 22, 2011) relating to the consolidated financial statements of International Stem Cell Corporation and Subsidiaries (the Company), which appears on Page F-37 of the Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Vasquez & Company LLP

Los Angeles, California

July 1, 2013